 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of QinHong International Group of our report dated January 6, 2022, relating to the consolidated financial statements of QinHong International Group and subsidiaries for the years ended June 30, 2021 and June 30, 2020, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

January 6, 2022